Exhibit 21.1

Name of Subsidiary	Jurisdiction of Formation

Basic Energy Services GP, LLC	Delaware

Basic Energy Services LP, LLC	Delaware

Basic Energy Services, L.P.	Delaware

Basic ESA, Inc.	Texas

Chaparral Service, Inc.	New Mexico

Basic Marine Services, Inc.	Delaware

First Energy Services Company	Delaware

Hennessey Rental Tools, Inc.	Oklahoma

Oilwell Fracturing Services, Inc.	Oklahoma

Wildhorse Services, Inc.	Oklahoma

LeBus Oil Field Service Co.	Texas

Globe Well Service, Inc.	Texas

SCH Disposal, L.L.C.	Texas

JS Acquisition LLC	Delaware

JetStar Holdings, Inc.	Delaware

Acid Services, LLC	Kansas

JetStar Energy Services, Inc.	Texas

Sledge Drilling Corp.	Texas

Permian Plaza, LLC	Texas

Xterra Fishing & Rental Tools Co.	Texas

Taylor Industries, LLC	Texas

Platinum Pressure Services, Inc.	Texas

Admiral Well Service, Inc.	Texas

Maverick Coil Tubing Services, LLC	Colorado

Maverick Solutions, LLC	Colorado

Maverick Stimulation Company, LLC	Colorado

Maverick Thru-Tubing Services, LLC	Colorado

MCM Holdings, LLC	Colorado

MSM Leasing, LLC	Colorado

The Maverick Companies, LLC	Colorado